EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-128370 and 333-134440 on Form S-8 pertaining to the Mountain National Bancshares, Inc. Stock Option Plan and Registration Statements No. 333-126575 and 333-135730 on Form S-3 of Mountain National Bancshares, Inc. of our report dated January 31, 2013, relating to the financial statements appearing in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Brentwood, Tennessee

January 31, 2013